UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 21, 2008
PULTE HOMES, INC.
(Exact name of registrant as specified in its Charter)

Michigan	1-9804	38-2766606

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Bloomfield Hills Parkway, Suite 300, Bloomfield Hills, Michigan 48304
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (248) 647-2750

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-10(A)

Item 1.01 Entry Into a Material Definitive Agreement
On November 21, 2008, Pulte Homes, Inc. (the “Company”) entered into the Third Amendment to Third Amended and Restated Credit Agreement (the “Amendment”). The Amendment was entered into by and among the Company, the lenders, guarantors, administrative agent, and others listed therein, with JPMorgan Chase Bank, N.A. serving as Administrative Agent. The amendment, among other things:
•	decreases the borrowing capacity from $1.6 billion to $1.2 billion;
•	establishes certain Liquidity Reserve Accounts in the event the Company fails to satisfy an interest coverage test;
•	reduces the credit facility’s uncommitted accordion feature from $2.25 billion to $1.75 billion; and
•	amends the following financial covenants:
•	debt to capitalization ratio limit, which has been raised to a fixed 55%;

•	tangible net worth, to (i) $2.0 billion, plus (ii) 50% of net profits (with no deduction for net losses and excluding the effect of any decrease in any deferred tax valuation allowance) for each quarter subsequent to September 30, 2008, plus (iii) the amount of any reduction or reversal in deferred tax valuation allowances for each quarter subsequent to September 30, 2008;
A copy of the Third Amendment is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
Exhibit 10(a) Third Amendment to Third Amended and Restated Credit Agreement, dated November 21, 2008
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULTE HOMES, INC.
Date: November 21, 2008	By:	/s/ Steven M. Cook
		Name:	Steven M. Cook
		Title:	Vice President, General Counsel and Secretary